UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2024

ARTESIAN RESOURCES CORP
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road
Newark, Delaware 19702
(Address of principal executive offices, including zip code)

(302) 453-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARTNA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events

On June 12, 2024, a final Delaware Public Service Commission, or DEPSC, order was issued approving the settlement agreement entered into on May 22, 2024 between Artesian Water Company, Inc., or Artesian Water, the Staff of the DEPSC, and the Division of the Public Advocate, or DPA, (collectively, the Parties), to settle Artesian Water’s April 2023 application to implement new rates.  Temporary rates that were previously approved authorizing an increase of water sales revenue of approximately $10.8 million, on an annualized basis, or 14.6%, have been in effect since November 28, 2023.  These temporary rates will be replaced with the final approved rates from the Settlement Agreement that authorizes a total increase in water sales revenue of $11.2 million on an annualized basis, or approximately 15.2%, with a rate effective date of June 12, 2024, which encompasses a 9.5% return on common equity and an overall rate of return on rate base of 6.75%.  The new rates are designed to support Artesian Water’s capital improvement program and to cover increased costs of operations, including chemicals and electricity for water treatment, water quality testing, fuel, taxes, interest, labor and benefits.  Artesian Water’s last comprehensive application for an increase in base rate charges was filed in April 2014.

In addition, Delaware law permits water utilities to put into effect, on a semi-annual basis, increases related to specific types of distribution system improvements through a Distribution System Improvement Charges, or DSIC.  On June 12, 2024, the DEPSC approved Artesian Water’s application to implement a DSIC charge of 0.34%, effective July 1, 2024.  Effective January 1, 2021, Artesian Water was permitted to recover specific investments made in infrastructure through the assessment of a 7.50% DSIC.  The January 1, 2021 DSIC rate was reset to zero when the temporary base rate increase was placed into effect on November 28, 2023.  The July 1, 2024 DSIC is subject to periodic audit by the DEPSC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

Date: June 17, 2024	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer